Exhibit 99.4

NUV
BANK & TRUST COMPANY

Tower Square
1500 Main Street
PO Box 15209
Springfield, MA 01115-5209

T: 413.787.2700
F: 413.736.1944
nuvobank.com

April 28, 2015

Dear Shareholder:

On April 27, 2015, the Board of Directors of NUVO Bank & Trust Company ("NUVO") unanimously approved the execution of an Agreement and Plan of Merger with Merchants Bancshares, Inc. ("Merchants") (NASDAQ: MBVT), the parent company of Merchants Bank, pursuant to which Merchants will acquire NUVO Bank & Trust Company ("NUVO") for approximately $21.8 million in stock and cash, which represents $7.15 per share.

Under the terms of the agreement, shareholders of NUVO will be entitled to elect to receive either 0.2416 shares of Merchants common stock or $7.15 in cash for each share of NUVO common stock outstanding, subject to no more than 517,224 shares of Merchants common stock being issued, representing approximately 75% of the total consideration and approximately 25% of the total compensation being in cash. Holders of NUVO common stock options will receive a cash payment for the difference between $7.15 and the $5.00 exercise price of the option, while 2013 warrant holders of NUVO may either elect to be cashed out in a similar fashion or receive an equivalent warrant to acquire Merchants stock. Holders of Organizers' Warrants will receive an equivalent warrant to acquire Merchants stock. The merger price of $7.15 per share is equivalent to approximately 133% of NUVO's December 31, 2014 tangible book value and 51.9 times NUVO's last twelve month earnings.

The agreement has been approved by both of the Boards of Directors of Merchants and NUVO. The closing is anticipated to occur during the fourth quarter of 2015, subject to approval by NUVO shareholders, receipt of required regulatory approvals and other customary closing conditions. Merchants expects the transaction to be accretive to its earnings in the first full year of combined operations.

A copy of the press release announcing the signing of the agreement is enclosed, along with a copy of the NUVO Annual Report for the year ended December 31, 2014. We have not enclosed a Proxy Statement at this time. In the next few months, you will be mailed a Proxy Statement for our Shareholder's Meeting, which will also constitute a prospectus of Merchants to consider and vote with respect to the proposed merger with Merchants.

The Board of Directors of NUVO are pleased that NUVO will become part of a strong community bank with products, services and an increased lending limit which will benefit our customers and other constituencies.

If you have any questions, please contact the undersigned.

Sincerely yours,

M. Dale Janes
Chief Executive Officer

Donald R. Chase
Chairman

About Merchants

Merchants Bancshares, Inc. (NASDAQ: MBVT) is the parent company of Merchants Bank, a Vermont-chartered commercial bank established in 1849. Merchants Bank is Vermont's largest and sole remaining statewide independent bank. The bank's consumer, business, municipal and investment customers enjoy personalized relationships, sophisticated online and mobile banking options at its 32 branches statewide. Merchants Bank and its Merchants Trust Company division employ approximately 300 full-time employees and 40 part-time employees statewide, and have earned several "Best Places to Work in Vermont" awards. American Banker ranks Merchants Bank a "Top 200" in America among 851 peers. For more information, go to www.mbvt.com. (Member FDIC, Equal Housing Lender)

Additional Information About the Transaction

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

The proposed transaction will be submitted to the shareholders of NUVO for their consideration at a special meeting later this year. Merchants will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a proxy statement of NUVO, which will also constitute a prospectus of Merchants. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information about the merger and the parties to the transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Merchants with the SEC at the SEC's website at www.sec.gov. You will also be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Merchants on its website, at www.mbvt.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to Merchants Bancshares, Inc., 275 Kennedy Drive, P.O. Box 1009, South Burlington, VT 05402, or to NUVO Bank & Trust Company, 1500 Main Street, P.O. Box 15209, Springfield, Massachusetts 01115-5209.

Participants in the Transaction

Merchants Bancshares, Inc., Merchants Bank, NUVO Bank & Trust Company and their respective directors, executive officers and certain other members of management and employees may be deemed to be "participants" in the solicitation of proxies from the shareholders of NUVO in connection with the merger. Information about the directors and executive officers of NUVO and their ownership of NUVO common stock and other securities, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available.

Cautionary Note Regarding Forward-Looking Statements

This communication contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of NUVO to approve the merger agreement; (3) failure to obtain required regulatory approvals for the merger; (4) disruptions to the parties' businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the anticipated benefits and cost savings from the transaction may not be fully realized or may take longer than expected to realize; (8) changes in loan default and charge-off rates; (9) changes in interest rates or credit availability; (10) possible changes in regulation resulting from or relating to financial reform legislation; (11) changes in levels of income and expense in non-interest income and expense related activities; and (12) competition and its effect on pricing, spending, third-party relationships and revenues. The foregoing list should not be construed as exhaustive, and Merchants and NUVO undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please refer to the filings by Merchants Bancshares, Inc. with the SEC, including Merchants Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014, which are available on the SEC's website at www.sec.gov.